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                                                                     EXHIBIT 1.1

                         FORM OF UNDERWRITING AGREEMENT

                        Citadel Broadcasting Corporation

                     Common Stock, par value $.01 per share

                                   ----------

                             UNDERWRITING AGREEMENT

                                                               ________, 2003

Goldman, Sachs & Co.,
Credit Suisse First Boston LLC,
Deutsche Bank Securities Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Bear, Stearns & Co. Inc.,
Citigroup Global Markets Inc.,
J.P. Morgan Securities Inc.,
Wachovia Capital Markets, LLC,
    As representatives of the several Underwriters
      named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

     Citadel Broadcasting Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of ________ shares (the "Firm Shares") and, at the election of the Underwriters, up to ________ additional shares (the "Optional Shares") of Common Stock, par value $.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

     The Company and the Underwriters, in accordance with the requirements of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. (the "Independent Underwriter") as a "qualified independent underwriter" ("QIU") within the meaning of Rule 2720(b)(15) in connection with the offering and sale of the Shares.

     Immediately prior to the consummation of the sale of the Firm Shares, (i) each outstanding share of the Company's Class B common stock will be exchanged for ___ shares of the Company's Class A common stock; (ii) the Class A common stock will be redesignated as Stock; and (iii) the Company's certificate of incorporation will be amended and restated to reflect a single class of common stock (which is the Stock) (collectively, (i) through (iii) are referred to as the "Recapitalization").

     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

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          (i) A registration statement on Form S-1 (File No. 333-89844) (the
     "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

          (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein;

          (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein;


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          (iv) Neither the Company nor any of its significant subsidiaries within the meaning of Rule 1-02(w) of regulation S-X of the Commission, consisting of those subsidiaries listed in Annex 1(iv) hereto (each a "Significant Subsidiary"), has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

          (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or it is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or duly organized, as the case may be, and is validly existing as a corporation or a limited-liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, except where the failure to be in good standing would not reasonably be expected to result in a Material Adverse Effect;

          (vii) Prior to the First Time of Delivery, upon the effectiveness of the Company's Restated Certificate of Incorporation, the Company will have an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and prior to the First Time of Delivery, upon the effectiveness of the Company's Restated Certificate of Incorporation, will conform in all material respects to the description of the Stock contained in the Prospectus; all of the issued shares of capital stock and issued ownership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except such liens,


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     encumbrances, equities or claims as are described in the Prospectus or such as do not materially affect the value of such shares of capital stock or ownership interests; and the consummation of the Recapitalization has been duly authorized by the Company's board of directors and stockholders, and no other corporate proceedings on the part of the Company are required to authorize the Recapitalization;

          (viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (ix) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including, without limitation, the Recapitalization) will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such conflict, breach or violation would not reasonably be expected to result in a Material Adverse Effect; or (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or, to the Company's best knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) is required for the issue and sale of the Shares, the Recapitalization or the consummation by the Company of the transactions contemplated by this Agreement, assuming, with respect to the consummation of the transactions herein contemplated, (i) Forstmann Little & Co. Equity Partnership - VI, L.P., Forstmann Little & Co. Equity Partnership - VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - VIII, L.P. (the "FL Stockholders") continue to hold in their own names, and exercise voting control of, securities of the Company representing a majority of the voting power of the Company,
     (ii) each purchaser of Shares is qualified under the Communications Act of 1934, as amended (the "Communications Act"), the Telecommunications Act of 1996 (the "Telecommunications Act") and the FCC rules to hold such Shares, and (iii) not more than 25% of the aggregate capital stock of the Company is owned by foreign governments, alien individuals or entities or representatives thereof, except (A) the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (B) the filing of a copy of this Agreement with the FCC within 30 days of the date hereof;

          (x) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws; and neither the Company nor any of its Significant Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any

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     of its properties may be bound except where such default would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "United States Federal Tax Considerations For Non-United States Holders," "Description of Our Indebtedness," "Shares Eligible for Future Sale" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly present in all material respects the matters referred to therein;

          (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (xiv) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (xv) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, and KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

          (xvi) Except as disclosed in the Prospectus, (A) the Company and its subsidiaries validly hold all material licenses, certificates, permits, consents, authorizations and approvals for the Stations (as defined below) (collectively, the "Licenses") from governmental authorities which are necessary to the conduct of their businesses and operations in the manner and to the full extent now operated or proposed to be operated as disclosed in the Prospectus; (B) such Licenses were issued and are in full force and effect and no complaint, action, litigation or other proceeding has been instituted or is pending or, to the knowledge of the Company, is threatened which in any material manner affects or questions the validity or effectiveness thereof; (C) such Licenses contain no materially burdensome conditions or restrictions not customarily imposed by the FCC on radio stations of the same class and type; (D) the operation of the radio stations identified in the table under "Our Station Portfolio" in the Prospectus under the caption "Business of Citadel" (collectively, the "Stations"), in the manner and to the full extent now operated or proposed to be operated as disclosed in the Prospectus, is in compliance with the Communications Act, the Telecommunications Act, and all orders, rules, regulations, and policies of the FCC, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect;
     (E) no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any such Licenses or the imposition of any material adverse restriction or condition thereon or which might result in any other material impairment of the rights of the Company or its subsidiaries therein; (F) the Company and its subsidiaries are in compliance with all statutes, orders, rules, and policies of the FCC relating to or affecting the

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     broadcasting operations of any of the Stations, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect; and (G) other than with respect to the Licenses, the Company and its subsidiaries own or possess adequate licenses or other rights to use all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information necessary to conduct their respective businesses as currently conducted in the manner described in the Prospectus (the "Company Intellectual Property") and neither the Company nor any such subsidiary has received any written notice of infringement of the intellectual property rights of any third party with respect to the Company Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $______, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Company hereby grants to the Underwriters the right to purchase at their election up to ________ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) with respect to the offering and sale of the Shares.

        (b) The Company agrees promptly to reimburse the Independent Underwriter for all expenses, including fees and disbursements of counsel, reasonably incurred in its capacity as QIU in connection with this Agreement and the services to be rendered hereunder.

     5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request


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upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co. for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on ________, 2003 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     6. The Company agrees with each of the Underwriters and with the Independent Underwriter:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Independent Underwriter with copies thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order


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     or of any order preventing or suspending the use of any Preliminary
     Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) As soon as reasonably practicable and in no event later than 5:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the Independent Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and the Independent Underwriter and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to the Company's 2002 Long-Term Incentive Plan, as such plan may be amended from time to time (other than to increase the number of shares of Stock authorized to be issued under the plan), or upon the exercise of an option or conversion or exchange of convertible or exchangeable securities outstanding as of


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     the date of this Agreement, or described in the Prospectus, (ii) matching contributions in the form of Stock to participants of, and pursuant to, the Citadel Broadcasting Company 401(k) Retirement Savings Plan (as such plan may be amended after the date hereof), (iii) the issuance to the Company's Chairman and Chief Executive Officer of warrants to purchase Stock in payment of his annual bonus as described in the Prospectus, (iv) pursuant to the Recapitalization, (v) pursuant to this Agreement or (vi) the issuance of securities of the Company in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with the acquisition by the Company of such entity; provided, however, that, in the case of (vi), (A) prior to such issuance of securities, each recipient of such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Annex 8(k)(ii), and (B) the aggregate number of shares of Stock and other securities substantially similar to the Shares (including securities convertible into or exchangeable for, or that represent the right to receive, Stock or substantially similar securities) that the Company may issue in such transactions shall not exceed 10% of the shares of Stock issued and outstanding immediately following the First Time of Delivery, subject to adjustments to reflect stock splits, stock dividends, reclassifications, recombinations and other similar events), without your prior written consent;

          (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

          (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration

     Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); PROVIDED, HOWEVER, that the Company shall have the right to approve each such use and the License shall be used solely for the purpose described above and will be removed from such Underwriter's website no later than seven days after the Second Time of Delivery, is granted without any fee and may not be sublicensed, assigned or transferred.

     7. The Company covenants and agrees with the several Underwriters and the Independent Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this
Section 7. It is understood, however, that except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, shall have furnished to you their written opinion substantially in the form of Annex 8(c) hereto, dated such Time of Delivery, or otherwise in form and substance satisfactory to you;

          (d) Lionel Sawyer & Collins, Nevada counsel for the Company, shall have furnished to you their written opinion substantially in the form of Annex 8(d) hereto, dated such Time of Delivery, or otherwise in form and substance satisfactory to you;

          (e) Leventhal, Senter & Lerman P.L.L.C., FCC counsel for the Company, shall have furnished to you their written opinion substantially in the form of Annex 8(e) hereto, dated such Time of Delivery, or otherwise in form and substance satisfactory to you;

          (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Deloitte & Touche LLP and KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex 8(f) hereto (the executed copies of the letters delivered prior to the execution of this Agreement are attached as Annex 8(f)(i) and 8(f)(ii) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex 8(f)(iii) hereto);

          (g)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause
     (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

          (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the persons listed in Annex 8(k)(i), substantially in the form of Annex 8(k)(ii) hereto, or otherwise in form and substance satisfactory to you;

          (l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (m) The Recapitalization shall have been consummated in accordance with applicable law; and

          (n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

     9. The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

     10. (a) The Company will indemnify and hold harmless each Underwriter and the Independent Underwriter, in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof.

     (b) The Company will indemnify and hold harmless the Independent Underwriter, in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any act or omission to act or any alleged act or omission to act by the Independent Underwriter as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the Independent Underwriter in performing the services as QIU, and will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof as such expenses are incurred.

     (c) Each Underwriter will indemnify and hold harmless the Company and the Independent Underwriter against any losses, claims, damages or liabilities to which the Company or the Independent Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d) The Independent Underwriter will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof; and will reimburse the Company or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company and each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (e) Promptly after receipt by an indemnified party under subsection (a),
(b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Each of the parties to this Agreement acknowledges that the Independent Underwriter, in its capacity as QIU, will not benefit from the offering of the Shares other than the underwriting discounts and commissions it receives in its capacity as Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters or the Independent Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter (including the Independent Underwriter in its capacity as QIU) shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter (including the Independent Underwriter in its capacity as QIU) has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 10 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Underwriters within the meaning of the Act.

     11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter or the Company, or any officer or director (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not be under any liability to any Underwriter or the Independent Underwriter except as provided in Sections 4(b), 7 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered except as provided in Sections 4(b), 7 and 10 hereof.

     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to the name and address of Independent Underwriter; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter and the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) of the Company and each person who controls the Company, the Independent Underwriter or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax consequences expected to be realized with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

     If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                              Very truly yours,

                                              Citadel Broadcasting Corporation

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC

By :.......................................
             (Goldman, Sachs & Co.)

     On behalf of each of the Underwriters


Goldman, Sachs & Co.,
  as Independent Underwriter

............................................
          (Goldman, Sachs & Co.)


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